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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      July 1, 1999
                                                ------------------------

                           MIDDLE BAY OIL COMPANY, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            ALABAMA                0-21702              63-1081013
     --------------------         ---------          ---------------
 (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)        File Number)        Identification No.)

                  1221 Lamar, Suite 1020, Houston, Texas 77010
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                    (Address of principal executive offices)

Registrant's telephone number, including area code     (713) 759-6808
                                                  ----------------------

                                       N/A
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          (Former name or former address, if changed since last report)


ITEM 1 - CHANGE IN CONTROL OF REGISTRANT

On July 1, 1999, the Registrant entered into a Securities Purchase Agreement (the "Agreement") with 3TEC Energy Corporation, a privately-held Delaware corporation ("3TEC"), whereby the Registrant would issue 4,755,556 shares of common stock and 3,600,000 warrants to purchase common stock for $10,700,000 (the "Warrants") and a 5-year senior subordinated convertible note with a face value of $10,700,000 (the "Note"). The Warrants may be exercised for up to 3,600,000 shares of common stock at an exercise price of $1 per share. Sixty percent of the Warrants may be exercised immediately. The remaining 40% will be exercisable over a 4-year period commencing 12 months from the closing date of the Agreement. The Note will bear interest at a rate of 9% per annum and is convertible into 3,566,667 shares of common stock ($3 per share).

The closing of the transaction is contingent upon approval of Middle Bay's shareholders at Middle Bay's annual meeting, expected to be held August 10, 1999. Middle Bay's major shareholders, representing 71% of its outstanding common stock, have agreed to vote in favor of the transaction.

At closing, 3TEC will become Middle Bay's largest shareholder with ownership of approximately 36% of the then outstanding common stock. Middle Bay's largest current shareholder, Kaiser-Francis Oil Company, will own 25% of Middle Bay's

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outstanding common stock after closing. If 3TEC chooses to fully exercise the
Warrants and fully convert the Note to common shares, 3TEC would control approximately 58% of the then issued and outstanding shares of common stock of Middle Bay.

Under the terms of a shareholders agreement to be executed at closing, 3TEC will have the right to designate three members of a new five-person Middle Bay Board of Directors. Certain other major shareholders of Middle Bay will have the right to designate the other two board members.

3TEC is a privately-held independent exploration and production company based in Dallas, Texas whose largest shareholder is an affiliate of EnCap Investments, L.C. Floyd C. Wilson, former president and chief executive officer of Hugoton Energy Corporation, is a major shareholder and president of 3TEC. Concurrent with the closing of the 3TEC/Middle Bay transaction, Mr. Wilson will become chairman, president and chief executive officer of Middle Bay. John J. Bassett, currently Middle Bay's president and chief executive officer, will become executive vice president.

ITEM 7 - FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION
         AND EXHIBITS

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     (c)    Exhibits
            4.1 - Securities Purchase Agreement Between 3TEC Energy Corporation and Middle Bay Oil Company, Inc. dated July 1, 1999. (Incorporated by reference to exhibits to Preliminary Proxy Statement filed July 2, 1999)

           99.1 -         Press Release dated July 2, 1999
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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Middle Bay Oil Company, Inc.
                                        (Registrant)


Date:  July l6, 1999                By:  /s/ Frank C. Turner II
                                       ------------------------------
                                             Frank C. Turner, II
                                             Vice President and
                                             Chief Financial Officer